SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)

             Delaware                         13-3692801
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    (State of incorporation or     (IRS Employer Identification No.)
          organization)

       390 Greenwich Street
        New York, New York                       10013
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 (Address of principal executive              (Zip Code)
             offices)

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If  this  form   relates   to  the       If  this  form   relates  to  the
registration   of   a   class            of registration   of  a   class of
securities   pursuant  to  Section       securities  pursuant  to  Section
12(b) of the  Exchange  Act and is       12(g) of the  Exchange Act and is
effective   pursuant   to  General       effective   pursuant  to  General
Instruction  A. (c),  please check       Instruction A. (d),  please check
the following box. [x]                   the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                 Name of Each Exchange on Which
     TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
     -------------------                 ------------------------------

    2,700,000 TIERS(SM) Callable
    Principal-Protected Asset Backed
    Trust Certificates, Series S&P 1999-2
    with a par amount of $27,000,000
    (the "Certificates")                 American Stock Exchange
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 Securities to be registered pursuant to Section 12(g) of the Act:

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Item 1.    Description of Registrant's Securities to be Registered.
           --------------------------------------------------------

     The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(SM) Callable Principal-Protected Asset Backed Trust Certificates, Series S&P 1999-2, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.    Exhibits.

     1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

     2. By-laws,  as amended,  of  Structured  Products  Corp.  are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

     3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

     4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

     5. Form of the Prospectus Supplement related to the TIERS(SM) Callable Principal-Protected Asset Backed Trust Certificates, Series S&P 1999-2, which is to be filed with the Securities and Exchange Commission on the date of initial delivery of the Securities, pursuant to the Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.

     6. Form of TIERS(SM) Asset Backed Supplement Series S&P 1999-2 related to the TIERS(SM) Callable Principal-Protected Asset Backed Trust Certificates, Series S&P 1999-2, which is to be filed with the Securities and Exchange Commission on the date of initial delivery of the Securities.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               STRUCTURED PRODUCTS CORP.

Date: November 29, 1999

                               By:/S/ Matthew R. Mayers
                               ------------------------
                                 Authorized Signatory


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